                          POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby
constitutes and appoints each of Deborah Andrews and Charles
Kaufman, signing singly, as the undersigned's true and lawful attorney-in-fact to do any or all of the following:

      (a) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer or director of STAAR
Surgical Company (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

      (b) execute and submit for and on behalf of the
undersigned a Form ID of the Securities and Exchange Commission
to obtain personal code numbers for the mandatory electronic filing of reports;

      (c) do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form ID, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

      (d) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of the
attorney-in-fact, may be of benefit to, in the interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.

      The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
3, 4 and 5 (or such forms as may in the future be substituted therefore under Section 16 of the Securities Exchange Act) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this first day of March, 2006.

       /s/ Paul Hambrick
      _________________________
               Signature
      Paul Hambrick